EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 of MasTec, Inc., of our report dated March 31, 1999, on our audits of the consolidated financial statements as of December 31, 1998, and for the year then ended, of Sintel, S.A., a subsidiaries.

/s/ Arthur Andersen

ARTHUR ANDERSEN
Madrid, Spain
June 8, 2000